CULTIVATION FACILITY LEASE

This Cultivation Facility Lease ("**Lease**") is made as of August 13, 2019 ("**Effective Date**") by and between HYDROHAUS HOLDINGS (US), INC., a Delaware corporation ("**Lessor**") and PHARMHAUS (CALIFORNIA) LLC, a California limited liability company ("**Tenant**"). Lessor and Tenant are referred to hereinafter individually as a "**Party**" and collectively as the "**Parties**."

In consideration of the mutual promises herein contained, Lessor and Tenant hereby agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings:

"**Facility**" means that certain cultivation facility owned and constructed by Landlord and located on the Real Property.

"**Lease Year**" means each consecutive twelve (12) month period elapsing after the Commencement Date.

"**Premises**" means the Real Property, all permanent improvements, equipment and machinery currently affixed to and/or located on the Real Property, the Facility, and all equipment and personal property for cultivation of cannabis, hemp, or other high value agricultural products contained with the Facility.

"**Real Property**" means two parcels near the southeast corner of Harley Knox and Paris Boulevard, City of Perris, California, as more particularly described in **Exhibit A** attached hereto and made a part hereof.

2. Lease of Premises. Lessor hereby leases to Tenant, and Tenant hereby takes from Lessor, the Premises for the Lease Term (as hereinafter defined), upon all of the terms, covenants and conditions set forth in this Lease.

3. Term. The term of this Lease ("**Lease Term**") shall commence on the date that Lessor obtains a certificate of occupancy (or similar authorization) for the Facility from the City of Perris ("**Commencement Date**") and shall terminate one-year thereafter unless terminated in accordance with the provisions of this Lease. The Lease shall automatically renew for consecutive one (1) year terms (each, when effective, a "**Lease Term**"), so long as Tenant is current on payments due to Lessor, unless either Party delivers written notice to the other not less than thirty (30) days before the expiration of the then-current Lease Term stating its intention not to renew the Lease.

4. Rent.

4.1. Fixed Rent. Commencing on the Commencement Date, Tenant shall pay to Lessor an annual fixed rent ("**Fixed Rent**") in the amount of four million eight hundred thousand dollars ($4,800,000) per year. Monthly installments of Fixed Rent shall be due and payable in equal and consecutive monthly installments on the first day of each calendar month, in advance, during the Lease Term. Fixed Rent shall be due and payable as set forth above without demand therefor and without abatement, counterclaim, deduction or setoff.

4.2 Additional Rent. Tenant shall, from the Commencement Date, pay punctually, as and when the same shall become due and payable, in addition to Fixed Rent, all other sums payable by Tenant hereunder (whether directly to Lessor or to third parties) as Additional Rent (and Fixed Rent and Additional Rent may from time to time be collectively referred to throughout this Lease as "Rent"). In addition to Rent, Tenant shall also pay the amount of any use or sales tax on Rent imposed by the State of California and any local government, which taxes and other assessments shall be paid at the same time and in the same manner as each payment of Rent.

5. Maintenance, Repair, Replacement.

5.1. General Obligations. During the Lease Term, all maintenance, repairs, and/or replacements, both inside and outside, in and about the Premises which may be necessary, required or desirable to maintain the Premises and all improvements located thereon at all times in good order and condition (ordinary and reasonable wear and tear excepted), all repairs and maintenance necessary or desirable (ordinary and reasonable wear and tear excepted) to the walls, roof, foundation and structural and non-structural parts of any buildings, all interior and exterior pipes, mains, conduits, irrigation systems, utility systems, downspouts and mechanical equipment, in, upon, at or servicing the Premises, and all landscaping, parking areas, loading docks, and drives, shall be performed and paid for by Tenant at its sole cost and expense, Tenant hereby agreeing it shall maintain, repair, and/or replace as necessary to keep and maintain the Premises and all portions thereof in good order and condition. Lessor specifically reserves the right to approve all contractors and vendors utilized by Tenant to perform Tenant's maintenance, repair and/or replacement obligations hereunder on structural components and on all mechanical or other Premises systems; prior to contracting for any such work (except in cases of emergency) Tenant shall provide Lessor with the identity of all contractors and vendors (together with reasonable supporting documentation relative to such parties' financial status, insurance and experience at the assigned tasks) for Lessor's approval, which approval Lessor agrees not to unreasonably withhold, delay or condition. Upon Tenant's request, Lessor agrees to review Tenant's projected annual maintenance, repair and/or replacement expenditures and upon approval of such budgets, separate approval(s) of individual line items shall not be necessary. For routine, non-structural maintenance and repairs, Lessor's approval shall not be necessary. In addition, Tenant shall not enter into any contracts with respect to the Premises which are not cancellable without penalty on no more than 30 days' notice unless Lessor has first approved the contract in writing. Tenant shall keep the Premises free and clear of rubbish and debris and shall store its refuse and rubbish in properly enclosed areas. Tenant shall be responsible, at its expense, for refuse removal from the Premises. Tenant shall not commit waste and shall keep both the Premises and all portions thereof (interior and exterior) in a reasonably neat and clean condition at all times. In the event Tenant fails to maintain, repair and/or replace the Premises

and/or any portion thereof in good condition and repair, Lessor shall be entitled, following a thirty (30) day notice to Tenant and Tenant's failure to commence and diligently pursue to completion all necessary work as reasonably specified by Lessor, to assume maintenance, repair and replacement obligations of the Premises, at Tenant's sole cost and expense, and Tenant thereafter shall pay Lessor, as Additional Rent, all expenses, costs and disbursements of every kind and nature which Lessor incurs to maintain and repair (including replacements where reasonably necessary) the Premises in the condition required by this paragraph. Such costs to be paid by Tenant to Lessor shall include, without limitation, capital expenditures (where reasonably necessary, which shall not be amortized but paid in full as incurred) and an administrative fee equal to 5% of Rent. Lessor and its authorized agents shall have access to the Premises as necessary to perform maintenance and repair functions hereunder.

From and after Lessor's election to assume maintenance and repair of the Premises, Tenant shall initially pay, as Additional Rent applicable to such costs, the sum reasonably estimated by Lessor as the projected annual amount of such costs, said sum to be paid in equal and consecutive monthly installments, in advance, on the first day of each and every month, pro-rated, as necessary, to account for any partial month. Within 90 days of the end of each calendar year, Lessor shall reconcile actual expenses for such year and provide Tenant with a statement of such actual expenses; Tenant shall, within 30 days of receipt of such statement, pay the amount due to the extent that such actual expenses are in excess of the sums paid to Lessor on a monthly basis as provided for herein. Lessor, upon Tenant's request, agrees to provide Tenant with reasonable backup and/or supporting documentation with respect to all or any portion(s) of such statement. The Lessor may adjust the monthly payment and increase the same based on prior experience; Lessor shall give Tenant a credit against the next installment(s) of Rent if for any year the actual, reconciled expenses are less than as estimated herein and paid for monthly by Tenant. Tenant shall, at its expense, have the right at all reasonable times (but in no event more often than once per annum) and upon reasonable advance notice, to audit Lessor's books and records relating to such costs. Any such audit shall be limited to the most recently completed year.

5.2. <u>Consultation with Lessor</u>. Section 5.1 above sets forth certain obligations of Tenant regarding maintenance, repair and replacement for the Premises. Without derogation to the general applicability of Section 5.1., Tenant shall not perform any maintenance, repair, or replacement activities in connection with the Facility without first consulting with Lessor and obtaining Lessor's written consent and instructions as to the manner of conducting the necessary activities. Tenant acknowledges that consultation with Lessor related to maintenance and repair of the Facility is necessary to protect the suitability of the Facility for cultivation and to protect Lessor's goodwill associated therewith. The provisions in Section 5.1. are subject to Tenant first complying with this Section 5.2. as applicable.

6. <u>Taxes</u>.

6.1. Tenant shall pay as Additional Rent all Taxes (as hereinafter defined).

6.2. The term "**Taxes**" shall mean all taxes, real property taxes, personal property taxes, taxes assessed and/or levied on Utility Installations (as hereinafter defined),

special and general assessments, water rents (including without limitation any and all charges or assessments applicable to well water usage), rates and charges, sewer rents, and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, and each and every installment thereof which shall or may during the Lease Term (commencing on the Commencement Date) be charged, levied, laid, assessed, imposed, or become due and payable with respect to the Premises, or any part thereof, or any buildings, appurtenances, equipment and/or personal property owned by Lessor or Tenant and located thereon or therein or any part thereof, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the federal, state, county or local governments but only to the extent allocable to the Lease Term.

6.3. The term "**Utility Installations**" refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises.

6.4. Should any governmental taxing authority levy, assess or impose any tax, excise or assessment (other than income or franchise or profit, corporate, business, inheritance, sales, transfer or excise tax) upon or against the rentals payable by Tenant to Lessor, either by way of substitution for, or in addition to, any existing tax on land or buildings or otherwise, Tenant shall be responsible for and shall pay directly, or reimburse Lessor, for such tax, excise, or assessment. With respect to all Tax bills in Lessor's name, Tenant shall pay Lessor for all such Taxes on or before the later to occur if (i) ten (10) days prior to the last day that such Taxes may be paid without incurring interest or penalty; or (ii) thirty (30) days of Tenant's receipt of the Tax bill from Lessor. Provided Tenant timely pays Lessor, as aforesaid, Tenant shall not be responsible for any interest or penalties with respect to Taxes in Lessor's name; should Tenant fail to timely pay Lessor, Tenant shall be responsible for any resulting interest and/or penalties. Tenant shall timely pay, directly to the taxing authority, all Tax bills in Tenant's name.

6.5. Tenant shall have the initial right to file an application for reduction or abatement of real estate taxes upon the Premises and/or personal property taxes attributable to the Premises for each tax year during the Lease Term. Notwithstanding the foregoing, if within thirty (30) days from the last day for filing such an application Lessor shall not have received a notice from Tenant that Tenant intends to file the same, Lessor shall have the right, but not the obligation, to file such an application. The tax professional utilized by the party filing an application shall be subject to the approval of the non-filing party, which approval shall not be unreasonably withheld, delayed or conditioned. In addition, the party filing such an application shall, upon the request of the non-filing party, provide the non-filing party, prior to submittal, with copies of all applications, filings, and other information and documentation in connection with the filing of such application. Tenant shall file such application in its own name unless it must file in Lessor's name, in either case at Tenant's sole cost and expense. Lessor agrees to execute whatever applications and related documents are reasonably necessary in this regard, provided Lessor is reasonably satisfied that such documents are accurate and complete in all material respects. If Tenant shall file an application for reduction or abatement or an appeal to protest an assessment pursuant to the terms hereof, the same shall be at Tenant's sole cost, risk and expense, Tenant will prosecute the same to final determination with due diligence and shall

not, without Lessor's written consent, which consent shall not be unreasonably withheld, delayed or conditioned, settle, compromise or discontinue the same, except, however, Tenant may discontinue the prosecution of same at any time after giving Lessor notice thereof and an opportunity to take over the prosecution of the same. Lessor will cooperate with Tenant and furnish any pertinent information in its files reasonably required by Tenant in connection with any such application or appeal. All refunds or rebates of any portion of the real estate taxes payable during the Lease Term as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, shall (after Lessor deducts all expenses incurred, if Lessor prosecutes such proceeding) belong to Tenant; should such refund or rebate be paid to Lessor, Lessor shall within ten (10) days after actually receiving the refund pay Tenant such net amount.

7. Insurance Premiums. Tenant shall pay all insurance premiums on all policies specified in Section 25.2.

8. Refunds. Tenant shall be entitled to any refunds, abatements or credits of items of payments made by Tenant pursuant to Section 5, Section 6, and Section 7 of this Lease which Lessor receives and which have been paid by Tenant as set forth in this Lease, after deducting any reasonable out of pocket costs and expenses incurred by Lessor in the recovery thereof. Nothing contained herein shall be construed to require Tenant to pay (i) principal, interest or any other charge under any mortgage obtained by Lessor on the Premises, and (ii) any inheritance, estate, succession, transfer, gift, franchise, or income or profit taxes that are or may be imposed upon Lessor. Subject to the foregoing sentence, it is the intent of the parties that the Fixed Rent payable under this Lease shall be absolutely net to Lessor, such that all expenses of every nature relating to the Premises shall be payable 100% by Tenant. The provisions of this Section 8 (including without limitation all final adjustments to account for all items of Additional Rent) shall survive any termination or expiration of this Lease.

9. Personal Property.

9.1. General Obligations. Lessor and Tenant acknowledge and agree that the Premises includes certain fixtures, irrigation equipment, machinery and other items of personal property currently located at the Premises. Tenant hereby accepts such fixtures and personal property in "as is" condition in all respects, and Tenant shall be responsible for maintaining and repairing such personalty. If any of such personalty needs to be replaced, Tenant shall do so at its sole cost. Upon the termination of this Lease, and upon Lessor's request, Tenant shall convey such replacement personalty to Lessor by warranty bill of sale.

9.2. Consultation with Lessor. Section 9.1 above sets forth certain obligations of Tenant regarding maintenance and repair of personal property located on the Premises. Without derogation to the general applicability of Section 9.1., Tenant shall not perform any maintenance or repair activities of personal property items in connection with the Facility without first consulting with Lessor and obtaining Lessor's written consent and instructions as to the manner of conducting the necessary maintenance or repair.

10. Utilities. Commencing on the Commencement Date, Tenant shall pay all utility charges of every nature applicable to the Premises during the Lease Term directly to the applicable utility company. Tenant agrees to reimburse Lessor for any utility charges incurred by Lessor applicable to the time period after the Commencement Date but prior to the utility commencing billing in Tenant's name. The utility charges for which Tenant shall pay include any applicable hookup, connection and/or user charges, as well as consumption charges. Lessor shall not be liable for any interruption in services or for any surges or interruption of electricity or other utilities.

11. Use of Premises. The Premises shall be used for cultivation and related uses and for no other purpose without Lessor's prior written consent. All use of the Premises must be in compliance with all applicable laws, ordinances and regulations of all governmental or quasi-governmental authorities and of all insurance companies insuring the Premises, including, but not limited to, licenses and authorizations applicable to cannabis, hemp, and other high value agricultural products as applicable. Without limiting the foregoing, no portion of the Premises shall be used for residential or other dwelling purposes.

12. Signage. Tenant shall not install any signage except in compliance with all applicable law and without first obtaining Lessor's prior written consent.

13. No Assignment or Subletting; Operators.

13.1. No Assignment. Tenant shall not sublet or rent the Premises, in whole or in part, or assign, transfer, mortgage or otherwise encumber or transfer this Lease, or permit the Premises to be used or occupied by others, in all or in part.

13.2. Operator. Tenant may hire a third party to conduct cultivation activities on Tenant's behalf in the Facility ("**Operator**"), subject to Lessor providing its prior written consent to Tenant's use of the Operator. Lessor may withhold its consent for any reason, including if Lessor is dissatisfied, in its sole reasonable discretion, with any of the information submitted by Tenant under Section 13.3 of this Lease. Notwithstanding that the prior express written consent of Lessor may have been obtained, the following shall apply:

13.2.1 Contemporaneously with the granting of Lessor's aforesaid consent, Tenant shall cause the Operator to expressly assume in writing and agree to perform all of the covenants, duties, and obligations of Tenant hereunder and such Operator shall be jointly and severally liable therefore along with Tenant.

13.2.2 All terms and provisions of this Lease shall continue to apply after any such transaction.

13.2.3 In any case where Lessor consents, Tenant shall nevertheless remain directly and primarily liable for the performance of all of the covenants, duties, and

obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent and other sums herein provided to be paid), and Lessor shall be permitted to enforce the provisions of this instrument against the undersigned Tenant and/or any Operator without demand upon or proceeding in any way against any other person. Neither the consent by Lessor to any Operator nor the collection or acceptance by Lessor of rent from any Operator shall be construed as a waiver or release of the initial Tenant from the terms and conditions of this Lease or relieve Tenant or Operator from obtaining the consent in writing of Lessor to any further third-party operator or management company.

13.2.4 Tenant hereby assigns to Lessor the rent and other sums due from any Operator and hereby authorizes and directs each such Operator to pay such rent or other sums directly to Lessor; provided however, that until the occurrence of an Event of Default, Tenant shall have the license to continue collecting such rent and other sums.

13.2.5 In the event that Lessor consents to any assignment or subletting, it is specifically agreed and understood that 100% of the net fixed rent, additional rent and/or lump sum assignment compensation or other net compensation of any other type or nature which is received by Tenant in excess of sums due and payable under this Lease shall be considered Additional Rent due and payable from Tenant to Lessor hereunder. Such sums shall be received by Tenant in trust for the benefit of Lessor, and shall within ten (10) days be immediately delivered to Lessor by Tenant. It is the purpose and intent of this paragraph 13.2 that all payments by Operator to Tenant related to Operator's use of the Premises received by Tenant shall be paid to Lessor as and when received by Tenant.

13.3. Submission of Information. If Tenant requests Lessor's consent to an Operator, Tenant will submit in writing to Lessor: (i) the name and address of the proposed Operator; (ii) a counterpart of the proposed agreement with Operator; (iii) reasonably satisfactory information as to the nature and character of the business of the Operator and as to the nature of its proposed use of the Facility; (iv) banking, financial or other credit information reasonably sufficient to enable Lessor to determine the financial responsibility and character of the Operator; (v) executed estoppel certificates from Tenant containing such information as provided in Section 32 of this Lease; and (vi) any other information reasonably requested by Lessor.

13.4. Transfers to Related Entities. Notwithstanding anything in this Section 13 to the contrary, provided no Event of Default exists under this Lease, Tenant may, after providing written notice to Lessor, assign this Lease or sublet all or any portion of the Premises to any Related Entity (as hereinafter defined); provided that (i) in the event of an assignment or designation, such Related Entity assumes in full all of Tenant's obligations under this Lease; (ii) Lessor is provided with a counterpart of the fully executed agreement of assignment or sublease, and Tenant receives no compensation from the Related Entity in excess of sums due and payable under this Lease; (iii) Tenant remains liable under the terms of this Lease; (iv) such Related Entity is not a governmental entity or agency; (v) such Related Entity's use requirement does not differ from the permitted use described herein; and (vi) such Related Entity does not require additional services other than those agreed to be provided by Lessor under the terms of this Lease and does not increase any risk to Lessor (including, without limitation, causing increased insurance rates or increased environmental hazards). "**Related Entity**" shall be defined as any

(i) wholly-owned subsidiary or parent of Tenant, (ii) any entity resulting from a transaction with an entity into or with which Tenant is merged or consolidated, or (iii) any entity to which substantially all of Tenant's assets are transferred.

14. Compliance with Law. Tenant shall throughout the Lease Term, at its sole expense, promptly comply with all present and future laws and regulations of all federal, state, and municipal governments (except to the extent federal law conflicts with California law) and appropriate departments, commissions, boards, and officers thereof, or of any policies of insurance affecting the same of which Tenant has notice, or any other body now or hereafter exercising similar functions, which may be applicable to the Premises, Tenant's use thereof, and/or the business operations therefrom, and shall hold Lessor harmless from any fine, penalty or other charge that may be imposed as a result of any such non-compliance. If Lessor is required to comply with any of the foregoing, then Tenant shall be required to pay Lessor's costs therefor, such payment to be made within ten (10) days after demand by Lessor. Any increase in Lessor's insurance premiums caused by Tenant, or Tenant's use of the Premises, shall be paid by Tenant to Lessor upon demand as Additional Rent hereunder.

15. Condition of the Premises.

15.1. Condition of Premises. Tenant hereby agrees that it has examined the Premises, is satisfied with the condition thereof, is not relying upon any information, warranty, or other statement by Lessor not specifically set forth herein with respect to the Premises, and hereby accepts the Premises in its "as is" condition in all respects.

15.2. Alterations and Improvements. If Tenant deems it necessary or beneficial to make alterations or improvements in or to the Premises or to any systems of the Premises, in each such instance, Tenant shall first deliver to Lessor complete and detailed plans and specifications therefor ("**Project**"), for Lessor's approval. Tenant may not make any changes to the Facility or the Premises without the prior written consent of Lessor in each instance, which consent may be withheld in Lessor's sole discretion. If approved by Lessor, whether at the Commencement Date or at any other time during the Lease Term, such improvements or alterations shall be performed at the cost of Tenant and strictly in compliance with the proposal as approved by Lessor. Lessor shall the option to (i) manage the Project, pursuant to terms and costs as agreed in writing by the Parties, or (ii) allow Tenant to manage the Project. If Tenant manages the Project, Lessor shall have the right to approve the selection of Tenant's contractors and/or subcontractors performing any work with respect to the Premises, said approval to be withheld in Lessor's reasonable discretion. Prior to commencing any such work, Tenant shall procure (or cause its contractor to procure) and deliver to Lessor comprehensive builder's risk, "all risk", and comprehensive general liability and property damage insurance certificates, in amounts and underwritten by companies reasonably satisfactory to Lessor, naming Lessor as an additional insured party, and requiring at least thirty (30) days' notice to Lessor prior to any cancellation or modification thereof, and such performance and payment bonds as may be required by Lessor. Any approved alteration or improvement shall be performed in a good and workmanlike manner, in accordance with all applicable laws, and in a manner so that the structural integrity of existing improvements shall not be impaired and the suitability of the Premises for cultivation of cannabis, hemp or other high value agricultural products will not be

impaired. Tenant shall obtain all necessary permits and, at Lessor's option, shall submit to Lessor as-built drawings and/or lien waivers, as required by Lessor. Upon the making of such alterations or improvements the same shall become the property of Lessor, provided, however, that, at its option, Lessor may, on the termination of this Lease, require that Tenant remove the same at no expense to Lessor and repair any damage caused by such removal so that the Premises shall be left by Tenant in the condition that the Premises were in as of the Commencement Date, ordinary wear and tear excepted.

16. Lessor's Right of Entry. Lessor and Lessor's authorized agents shall have the right, upon reasonable prior notice, and any time in cases of emergency, to enter upon the Premises from time to time in order to inspect the same and to perform maintenance, repairs and replacements to the Premises which Lessor deems appropriate, but this right shall be exercised in such a manner so as not to unreasonably interfere with Tenant's use and enjoyment of the Premises.

17. Liens. Tenant will indemnify and save Lessor harmless from all mechanics' liens or damages arising with respect to the Premises as a result of any work or services performed by or on behalf of Tenant and should any such lien be recorded, Tenant will within thirty (30) days after such lien is recorded pay or bond and discharge same. Should any such lien be recorded and not be released or discharged, Lessor may, at Lessor's option (but without obligation so to pay or discharge such lien) and after fifteen (15) days' notice to Tenant, pay and discharge any such lien, at the cost and expense of Tenant. Lessor's consent to the performance by Tenant of work on the Premises shall not be deemed consent to or permission for the liening of the Premises by any of Tenant's contractors. All contractors, subcontractors, mechanics, laborers, materialmen and others who perform any work, labor or services, or furnish any materials or otherwise participate in any improvements to the Premises, and who are not acting pursuant to a direct contract with Lessor, are hereby given notice that Tenant is not authorized to subject Lessor's interest in the Premises to any claim for mechanics, laborers, materialmen's liens, or other liens, and all persons dealing directly or indirectly with Tenant may not look to the Premises as security for payment. Under no circumstances shall the interest of Lessor in and to the Premises be subject to liens for improvements made by Tenant or subject to any construction, mechanic's, laborer's or materialmen's lien or any other lien or charge because of or arising from any contract or obligation of Tenant.

18. Default; Remedies.

18.1. Events of Default. Notwithstanding any other provision of this Lease, the occurrence of any of the following shall constitute an "**Event of Default**":

18.1.1. Tenant fails to make payment when due for Rent within five (5) days after a written demand therefor; or Tenant or any contractor of Tenant fails to maintain any insurance coverage(s) required hereunder, which failure continues for five (5) days after written notice from Lessor; or Tenant commences any alteration or improvement to the Premises without Lessor's prior written consent; or Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within ten (10) days after written notice from Lessor, provided, however, if such failure cannot reasonably be cured within said 10-day period,

then such cure period shall be extended for so long as is reasonably necessary to complete the cure provided Tenant has commenced to cure the default within the 10-day period and diligently pursues such cure to completion; or

18.1.2. Either Party fails to perform any material obligation or covenant to the other under this Lease, which is not cured to the reasonable satisfaction of the other Party (in its reasonable discretion) within ten (10) days after the date that such Party receives written notice that such obligation or covenant has not been performed; or

18.1.3. Either Party breaches any material representation or material warranty made or repeated or deemed to have been made or repeated by the Party, or any warranty or representation proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated under this Lease; provided, however, that if such breach is curable, such breach is not cured to the reasonable satisfaction of the other Party within ten (10) days after the date that such Party receives notice that corrective action is needed; or

18.1.4. Either Party becomes Bankrupt;

18.1.5. Tenant sells, leases, subleases, transfers or otherwise disposes of, in one transaction or a series of related transactions, all or a material portion of its licenses related to cultivation or other commercial activities for cannabis, hemp, or other high value agricultural products; or

18.1.6. Licensee is in default with respect to any other agreement between Licensee and Licensor, including, but not limited to, Intellectual Property Licensing Agreement and/or Services Agreement.

18.1.5. "**Bankrupt**" means a Party that (i) is dissolved, other than pursuant to a consolidation, amalgamation or merger, (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (iv) institutes a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, (v) has a resolution passed for its winding-up, official management or liquidation, other than pursuant to a consolidation, amalgamation or merger, (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for all or substantially all of its assets, (vii) has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets, (viii) files an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any proceeding of the foregoing nature, (ix) causes or is subject to any event with respect to which, under applicable law, has an analogous effect to any of the foregoing events, (x) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy under any bankruptcy or insolvency law or other similar law affecting creditors' rights and such proceeding is not

dismissed within fifteen (15) days or (xi) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing events.

18.2. Remedies Upon Event of Default.

18.2.1. Notwithstanding any other provision of this Lease, if any Event of Default with respect to Lessor, on the one hand, or Tenant, on the other hand (such defaulting Party, the "**Defaulting Party**") has occurred and is continuing, Lessor (where the Tenant is the Defaulting Party) or Tenant (where Lessor is the Defaulting Party) (such non-defaulting Party, the "**Non-Defaulting Party**") may, without notice, (i) declare all of the Defaulting Party's obligations under this Lease to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Defaulting Party, exercise any rights and remedies provided or available to the Non- Defaulting Party under this Lease or at law or equity.

18.2.2. Notwithstanding any other provision of this Lease, if an Event of Default has occurred and is continuing with respect to the Defaulting Party, the Non-Defaulting Party shall have the right, immediately and at any time(s) thereafter, to terminate this Lease.

18.3. Lessor's Additional Remedies. Upon the occurrence of any Event of Default, Lessor, at its option, without further notice or demand to Tenant except as hereinafter expressly set forth, may, in addition to all other rights and remedies provided in this Lease and/or available at law or in equity, all of which are expressly reserved, elect one or more of the following remedies:

18.3.1. Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Lessor is entitled under law, specifically including but without limitation, all of Lessor's reasonable expenses of reletting (including, without limitation, market rental concessions to new tenants, repairs, alterations, legal fees and brokerage commissions). If Lessor elects to terminate this Lease, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable for: payment of Rent through the date of termination, performance of all other terms and conditions of this Lease to the date of termination, and performance of all other terms and conditions of this Lease which expressly survive termination hereof;

18.3.2. Terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Lessor may, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Lessor. For purposes of such reletting, Lessor is authorized to redecorate, repair, alter and improve the Premises to the extent necessary in Lessor's discretion. Until Lessor relets the Premises, Tenant shall remain obligated to pay Rent to Lessor as provided in this Lease. If and when the Premises are relet and if a sufficient sum is not realized from such reletting after payment of all of Lessor's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, alterations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Lessor any such deficiency upon demand. Tenant agrees that Lessor may file

suit to recover any sums due Lessor under this Section 18.3 from time to time and that such suit or recovery of any amount due Lessor shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Lessor;

18.3.3. Terminate this Lease and Tenant's right of possession of the Premises, and recover from Tenant the net present value of the Rent due from the date of termination until the expiration date of the full Lease Term as defined in Section 3 of this Lease;

18.3.4. In addition to the foregoing, re-enter and repossess the Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action or by using such force as may be necessary. Lessor shall have no liability by reason of any such re-entry, repossession or removal; and/or

18.3.5. Elect, following any Event of Default to pursue any and all other rights, remedies and damages resulting from Tenant's default.

18.4. Rights Upon Possession. If Lessor takes possession pursuant to this Section 18, with or without terminating this Lease, Lessor may, at its option, remove Tenant's alterations, signs, personal property, equipment and other evidences of tenancy, and store them at Tenant's risk and expense or dispose of them as Lessor may see fit, and take and hold possession of the Premises; provided, however, that if Lessor elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from the obligation to pay the Rent reserved hereunder for the full Lease Term or from any other obligation under this Lease.

18.5. No Waiver. If Lessor shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Lessor's rights hereunder. No waiver by Lessor of any breach shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment of Rent by Tenant or acceptance of Rent by Lessor shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Lessor of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No re-entry by Lessor, and no acceptance by Lessor of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

18.6. Defaulting Party Not Excused. A party whose actions and/or omissions give rise to an Event of Default cannot use the occurrence of the Event of Default as grounds for excusing its obligations, terminating this Lease, or otherwise reducing its liability to the Non-Defaulting Party.

19. Survival. The following provisions will survive termination or expiration of this Lease: Sections 8, 19, 20, 21, and 22.

20. Indemnification. Each party will indemnify and defend the other party and that party's officers, directors, employees, successors and assigns (the "**Indemnified Parties**") from and against all third-party claims and liabilities resulting from, arising out of, or relating to: (i) any breach by that party of any of its obligations or representations hereunder, or (ii) injury or death, or damage to any property caused by or arising from the errors, acts or omissions of that party. Indemnification hereunder shall be subject to the Indemnified Party promptly giving the indemnifying party notice of a claim for indemnification and providing assistance as reasonably requested by the indemnifying party.

21. Dispute Resolution.

21.1. Governing Law and Venue. This Lease shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such state without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction. Any dispute regarding this Lease shall be resolved in the County of Los Angeles, State of California without exception.

21.2. Mediation. The Parties agree first to mediate any dispute or claim arising between them out of this Lease before resorting to arbitration. The Parties shall mutually agree upon a mediator. If the Parties cannot mutually agree upon a mediator, the matter shall be submitted to Judicial Arbitration and Mediation Service (JAMS) for mediation. Mediation fees, if any, shall be divided equally among the Parties involved. Each Party shall bear their own attorney fees incurred in connection with the preparation for or attendance at the Mediation. Refusal to mediate by any Party shall make such Party responsible for all of the attorney fees and costs of the other Party or Parties in any legal action, notwithstanding which Party is the prevailing party.

21.3. Arbitration. In the event of a dispute related to or arising from the terms of this Lease, which cannot first be resolved through mediation, such dispute shall be resolved through binding arbitration before a single arbitrator mutually chosen by the Parties from JAMS located in Los Angeles County, California. The cost of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award, or any other court action as applicable, including, without limitation, reasonable attorneys' fees and costs, shall be borne by the unsuccessful party, as determined by the arbitrator, and shall be awarded as part of the arbitrator's award. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section by bringing suit in any court of competent jurisdiction. This agreement to arbitrate shall be specifically enforceable. The parties agree that the arbitrator shall have authority to grant injunctive or other forms of equitable relief to any party. This section shall survive the termination or cancellation of this Lease. Each Party shall pay its own proportionate share of arbitrator fees and expenses. The arbitrator[s] shall be entitled to award the foregoing arbitration and administrative fees and expenses as damages in his/her discretion. If a party fails to submit the fees specified by JAMS, such party may not participate or continue to participate in the arbitration proceedings. The arbitrator shall deem

such party in default as if such party were in default in a court of law. Default judgment may be entered against such party.

22. Limitation on Lessor's Liability.

22.1. Tenant shall look solely to Lessor's then equity interest in the Premises, for recovery of any judgment from Lessor, it being agreed that neither Lessor (original or successor), nor any partner (general or limited), associate, executor, participant, principal, agent, employee, executor, or other fiduciary, beneficiary, officer, or other person or entity in or of any partnership, association, joint venture, corporation or other entity, trust, or estate from time to time owning Landlord's interest in this Lease, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant (it being agreed by Tenant that such exoneration from personal liability is and shall be absolute and complete with no exception whatsoever).

22.2. The term "Lessor" as used in this Lease, so far as covenants or agreements on the part of the Lessor are concerned, shall be limited to mean and include only the owner of the Lessor's interest in this Lease at the time in question, and in the event of any subsequent transfer or transfers of such interest, Lessor herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all liability as respects the performance of any covenants or agreements on the part of Lessor contained in this Lease thereafter to be performed. Upon any such transfer, the transferee shall be deemed to have assumed, subject to the limitations of this Section 22, all of the terms of this Lease to be performed by Lessor.

22.3. With respect to any obligations to be performed by one party to another, the performing party shall never be responsible for failure to perform the same when (and the time for performance of the same shall be extended for such period as the performing party is) prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or, after reasonable effort to obtain same, because of failure of supply, or, after reasonable effort to obtain same, inability to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond the performing party's control. Notwithstanding the foregoing, the provisions of this Section 22.3 shall not apply to any payment obligations hereunder, and no time for performance shall be extended when the payment of money can cause performance.

22.4. Under no circumstances whatsoever, shall Lessor ever be liable under this Lease for consequential or special damages.

23. Hazardous Substances. Tenant shall not use, store or permit toxic waste or other toxic or hazardous substances or materials ("**Hazardous Materials**") on the Premises during the term of this Lease, without the prior written consent of Lessor. In the event Tenant desires to use or store Hazardous Materials on the Premises, Tenant shall request such use in an application to Lessor which shall explain in detail the types of chemicals/substances which Tenant desires to use, the proposed location and manner of storage of same and the manner of disposition of such chemicals/substances or by-products or remains thereof. Tenant shall deliver to Lessor copies of

all studies, reports and other information submitted by Tenant to any governmental entity or agency regulating the use of such Hazardous Materials, concurrently with the delivery of same to such governmental agency or entity. In no event shall Tenant store any Hazardous Materials in underground tanks. The proposed use of such Hazardous Materials shall be approved, if necessary, by the local fire department and the exterior of the Premises shall clearly set forth a label as to the Hazardous Materials located within the Premises. In the event that any such Hazardous Materials are hereinafter found on, under or about the Premises except as expressly allowed by Lessor, Tenant shall take all necessary and appropriate actions and shall spend all necessary sums to cause the same to be cleaned up and immediately removed from and about the Premises, and Lessor shall in no event be liable or responsible for any costs or expenses incurred in so doing. Tenant shall at all times observe and satisfy the requirements of, and maintain the Premises in compliance with, all federal, state and local environmental protection, occupational, health and safety and similar laws, ordinances, restrictions, licenses and regulations, including but not limited to, the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking Water Act (42 U.S.C. Section 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), California Health and Safety Code (Section 25100 et seq. and Section 39000 et seq.), and California Water Code (Section 13000 et seq.). Should Tenant at any time receive any notice of violation of any laws, including those aforementioned, or be given a citation with respect thereto, Tenant shall (i) immediately notify Lessor of such violation or citation, (ii) provide Lessor with a copy of same, (iii) cure the deficiency set forth in the violation or citation within fifteen (15) days after the date of receipt thereof and (iv) immediately provide Lessor with proof of the curing of such deficiency or complained of matter. Should Tenant at any time default in or fail to perform or observe any of its obligations under this Section 23, Lessor shall have the right, but not the duty, without limitation upon any of Lessor's other rights pursuant hereto, to perform the same, and Tenant agrees to pay to Lessor, within ten (10) days of demand, all costs and expenses incurred by Lessor in connection therewith, including without limitation, attorneys' fees related to these specific costs and expenses. Tenant hereby indemnifies Lessor and agrees to defend with counsel selected by Lessor and hold Lessor harmless for any loss incurred by or liability imposed on Lessor by reason of Tenant's failure to perform or observe any of its obligations or agreements under this Section 23. Lessor may enter the Premises at any time, without notice, for the purpose of ascertaining compliance by Tenant with the requirements of this Section 23.

24. Recording. Tenant shall not record this Lease, and any such recording will be a default hereunder. Each party shall, on the request of the other, execute a recordable form notice of lease ("**Memorandum of Lease**"), which notice shall include, without limitation, the provisions of the last two (2) sentences of Section 17 hereof. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease, and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. Upon any termination of this Lease prior to the expiration of the Lease Term, the parties shall execute a recordable form termination of the Memorandum of Lease.

25. Insurance.

25.1. Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises which would: (i) jeopardize or conflict with fire insurance policies covering the Premises; or (ii) subject Lessor to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted upon the Premises.

25.2 Required Coverage. At all times during the Lease Term, Tenant shall carry and maintain, at its sole expense, the following insurance:

25.2.1. Insurance covering the buildings and other permanent improvements at the Real Property to the full replacement value thereof, excluding Tenant's personal property, plants and trade fixtures. Such coverage shall expressly include flood and "windstorm" coverage (i.e., hurricanes and other windstorms).

25.2.2. Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $5,000,000. All such insurance will be on a commercial general liability form including without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease to the extent reasonably insurable.

25.2.3. Insurance covering (i) all of Tenant's furniture and fixtures, machinery, equipment and any other personal property owned or used in Tenant's business and found in, on or about the Premises; (ii) all personal property comprising the Premises; and (iii) any leasehold improvements to the Premises made by Tenant, in an amount not less than the full replacement cost. Property forms will provide coverage on an open perils basis insuring against "all risks of direct physical loss." All policy proceeds will be used for the repair or replacement of the property damaged or destroyed, however, if this Lease terminates under the provisions Section 26 of this Lease, Tenant will be entitled to any proceeds resulting from damage to Tenant's furniture and fixtures, machinery and equipment, stock and any other personal property;

25.2.4. Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state in which the Premises are located, including employer's liability insurance in the limit of $2,000,000 aggregate. Such insurance shall include waiver of subrogation rights against Lessor; and

25.2.5. Comprehensive automobile liability will be carried at a limit of liability not less than $2,000,000 combined bodily injury and property damage.

25.2.6. All insurance required under this Section 25.2 shall be issued by such good and reputable insurance companies qualified to do and doing business in the state in which the Premises are located and having a rating not less than A- as rated in the most current copy of Best's Insurance Report in the form customary to this locality.

25.3. Forms of the Policies. Certificates of insurance together with copies of the endorsements when applicable and evidence of premium payment shall be delivered to Lessor

prior to the earlier to occur of the Commencement Date or Tenant's occupancy of the Premises and from time to time at least ten (10) days prior to the expiration of the term of each such policy. All policies maintained by Tenant will name Lessor and any such other persons or firms as Lessor specifies from time to time as additional insureds. All policies maintained by Tenant will provide that they may not be terminated nor may coverage be reduced except after thirty (30) days' prior written notice to Lessor. All commercial general liability and property policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Lessor may carry. The property insurance under paragraph 25.2.1 above and the commercial general liability insurance required to be maintained by Tenant by this Section 25 will not be subject to a deductible greater than $50,000.00.

25.4. Waiver of Subrogation. Lessor and Tenant each waive any and all rights to recover against the other or against the agents of such other party for any loss or damage to such waiving party in excess of deductible amounts arising from any cause covered by any property, general liability and/or auto liability insurance required to be carried by such party pursuant to this Section 25 or any other property, general liability and/or auto liability insurance actually carried by such party to the extent of the limits of such policies. Lessor and Tenant, from time to time, will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property, general liability and/or auto liability insurance policies carried in connection with the Premises or the contents of the Premises. Tenant agrees to cause all other occupants of the Premises claiming by, under or through Tenant, to execute and deliver to Lessor such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

25.5. Adequacy of Coverage. Lessor and its agents make no representation that the limits of liability specified to be carried by Tenant pursuant to this Section 25 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense.

26. Damage to Premises.

26.1. General Obligations. In the event of damage to the Premises or any portion thereof by fire, the elements, or other insured casualty, Tenant shall be responsible for the cost of such repairs and, at the option of Lessor, Tenant shall be responsible for managing the repairs. Tenant shall deliver to Lessor complete and detailed plans and specifications for repairing the damages to the same condition that existed prior to such casualty, for Lessor's approval, except that during the last six (6) months of the Lease Term, Tenant may terminate this Lease upon the occurrence of any "material damage." The Parties shall proceed as if the restoration work was a Project under Section 15.2 of this Lease. Tenant shall perform all restoration work in a manner which is consistent, in all respects, with the provisions and requirements of Section 15.2 hereof. The occurrence of any casualty loss shall not result in any abatement or reduction of Rent payable hereunder. Lessor agrees that Tenant shall be entitled to the insurance proceeds pursuant to the insurance maintained under paragraph 25.2.1, to reimburse Tenant for restoration costs, provided, however, if Tenant elects to terminate as permitted by this Section 26 all such proceeds shall be assigned and/or delivered to Lessor and shall be the sole property of Lessor. As used herein, "material damage" means damage costing more than $250,000 to repair.

26.2. Consultation with Lessor. Section 26.1 above sets forth certain obligations of Tenant regarding repair upon damage to the Premises. Without derogation to the general applicability of Section 26.1., Tenant shall not perform any repair activities in connection with the Facility without first consulting with Lessor and obtaining Lessor's written consent and instructions as to the manner of conducting the necessary activities. Tenant acknowledges that consultation with Lessor related to repair of the Facility is necessary to protect the suitability of the Facility for cultivation and to protect Lessor's goodwill associated therewith. The provisions in Section 26.1. are subject to Tenant first complying with this Section 26.2. as applicable.

27. Condemnation. If the entire Real Property is taken by condemnation or any right of eminent domain, this Lease shall automatically terminate effective as of the date which title vests in the condemning authority. If any material portion of the Real Property is taken by condemnation or any right of eminent domain, such that Tenant may no longer feasibly operate its business from the Real Property, either party may terminate this Lease. Such right of termination shall be effectuated by giving notice from one party to the other. If a partial taking occurs hereunder without termination, then Fixed Rent shall be equitably adjusted to reflect the loss in rental value (if any), effective as of the date when title vests in the condemning authority. Tenant shall have no claim against Lessor (or otherwise) as a result of such taking. Lessor alone, and not Tenant, shall have the right to participate in and receive damages and/or compensation for any such taking. Tenant hereby grants to Lessor all of the Tenant's rights, if any, to such damages and covenants to execute and deliver such further instruments of assignment thereof as Lessor may from time to time request.

28. Subordination; Mortgagee Protection.

28.1. Subordination. Provided Lessor causes its lender to enter into a Non-Disturbance Lease as contemplated by this Section 28.1, this Lease is and shall be subordinate to any mortgage or mortgages hereafter encumbering the Premises or any portion thereof or interest therein, without the necessity of any further documents. Tenant agrees to execute and deliver any further instruments which may be required to further effectuate said subordination and nondisturbance and to attorn to the holder of any such mortgage if the holder subsequently becomes the owner of the Premises if such mortgagee shall require such attornment, upon demand of Lessor, provided the foregoing is not inconsistent with Tenant's Non-Disturbance Lease. Upon such attornment no such mortgagee or purchaser shall be (a) liable for any act or omission of Lessor (provided that any such mortgagee or purchaser shall be responsible for curing on-going defaults to the extent they continue beyond the date such mortgagee or purchaser acquires title to the Premises), or (b) bound by any payment of Rent, or other charge made more than thirty (30) days in advance of the due date thereof, or (c) bound by any assignment, surrender, termination, cancellation (except as permitted by this Lease), or by any amendment or modification of this Lease made without the express written consent of such mortgagee if such mortgagee holds its mortgage at the time the instrument in question is executed and Tenant has received written notice of such mortgagee and its address. Notwithstanding anything to the contrary in this Section 28.1, Tenant's agreements contained in this Section 28.1 are conditioned upon Lessor's mortgagee entering into a Non-Disturbance Lease with Tenant. As used in this Lease, the term "Non-Disturbance Lease" shall mean an

agreement, in recordable form, executed, acknowledged and delivered by the holder of any mortgage to Tenant, providing in substance that (i) so long as no default exists under this Lease which is continuing beyond the expiration of any applicable grace and/or notice period, the holder shall not name or join Tenant nor any "person" (as hereinafter defined) claiming through or under Tenant as a party defendant to any action for foreclosure or other enforcement of the remedies of the holder under the mortgage (unless required by law as a condition precedent to commencing or proceeding with any such action or other enforcement proceeding); (ii) so long as no default exists under this Lease which is continuing beyond the expiration of any grace and/or notice period, the leasehold estate, possession and use of the Premises in accordance with the terms of this Lease and all other rights of Tenant (and any person claiming through or under Tenant) under this Lease shall not be interfered with, affected or disturbed in any way by reason of the subordination of this Lease to the mortgage, or any enforcement of the mortgage or any sale pursuant to the foreclosure of the mortgage or any deed or assignment in lieu of foreclosure or similar device; (iii) so long as no default exists under this Lease which is continuing beyond expiration of any grace and/or notice period, this Lease shall not be terminated by the holder in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the mortgage, or by reason of a transfer of the landlord's interest under this Lease pursuant to the taking of a deed or assignment in lieu of foreclosure or similar device, or by reason of any other enforcement proceeding with respect to any mortgage, the Lease shall be unaffected by any of foregoing proceedings, (iv) so long as no default exists under this Lease which is continuing beyond expiration of any grace and/or notice period, the holder shall, upon foreclosure or other device whereby the holder controls the decision making of the fee owner of the Premises, honor all of the terms, conditions and covenants to be performed under this Lease on the part of the Lessor named herein.

28.2. Mortgagee Protection. Tenant agrees to give any mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Lessor, provided that before such notice Tenant has been notified in writing of the name and address of such mortgagee. Tenant further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease (or if no time is specified, then within 10 days), then mortgagee shall have an additional thirty (30) days within which to cure such default; provided, however, that if such default cannot be reasonably cured within that time, then such mortgagee shall have such additional time as may be necessary to cure such default so long as mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated or Rent abated while such remedies are being so diligently pursued.

29. Quiet Enjoyment. Upon compliance with the terms, conditions, covenants, agreements, and provisions of this Lease to be performed by Tenant, Tenant may peaceably and quietly have, hold and enjoy the Premises for the Lease Term.

30. Expiration/Hold Over. At the expiration of the Lease Term, Tenant will quit and surrender the Premises in as good a state and condition as reasonable use and wear thereof will permit, and comply with the provisions of Section 15.2 hereof, as applicable. Any holding over by Tenant shall not operate, except by written agreement, to extend or renew this Lease, and no

tenancy of any duration shall be created thereby, provided, however, if Tenant does hold over, without creating any additional estate in Tenant, the then Fixed Rent during the holding over period shall be one hundred fifty percent (150%) percent of the Fixed Rent provided for in the Lease immediately prior to such holding over period.

31. Estoppel Certificates. Tenant and Lessor agree that at any time and from time to time (but not more frequently than annually) within fifteen (15) days following written notice from the other that both will execute, acknowledge and deliver in recordable form a statement in writing certifying whether this Lease is in full force and effect and if it is in full force and effect, what modifications have been made to the date of the certificates and whether or not any defaults or offsets exist with respect to this Lease and if there are, what they are claimed to be and setting forth the dates to which rent and other charges have been paid in advance, if any, and stating whether or not either party is in default and if so, specifying what the default may be and stating the amount of security deposited with Lessor and stating the commencement and termination dates of the Lease. The failure of either party to timely execute, acknowledge and deliver to said party a statement as above shall constitute an acknowledgement by said party that this Lease is unmodified and in full force and effect, without default, and the rent and other charges have been duly and fully paid to and including the respective due dates immediately preceding the date of notice regarding such statement.

32. Additional Terms.

32.1. Notice. Any notices required or permitted under the Lease shall be in writing and shall be deemed to have been given: (i) on the date of delivery, if personally delivered to the Party to whom notice is to be given; (ii) one (1) business day after mailing, if sent via overnight mail by a nationally recognized overnight delivery service, or if sent via email to the email address provided by a party hereunder to the other for purposes of notice under this Lease, or if sent by facsimile to a party at the facsimile number provided by the party, or (iii) two (2) business days after mailing, if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid, and addressed to the address provided below:

If to Licensor:	1055 West Georgia Street, Suite 1500 Vancouver, British Columbia V6E 4N7, Canada
If to Licensee:	988 Stearns Drive, #3 Los Angeles, CA 90048

33.2. Authority. Each person signing this Lease in a representative capacity represents and warrants that he/she has been authorized by and on behalf of such person's respective principal or principals to execute and deliver this Lease.

32.3. Amendments. No amendment, modification, waiver or discharge of this Lease will be valid, unless it is in writing and signed by the party against which the enforcement of the modification, waiver, or discharge is or may be sought.

32.4. No Waiver. No act, delay or omission by any party shall be deemed a waiver of any right, power, or remedy of such party unless such waiver is in writing, and then only to the extent set forth therein. All remedies, either under this Lease or by law or otherwise afforded to a party, shall be cumulative and not alternative. No waiver of any provision, right or remedy under this Lease on any one occasion shall constitute a waiver of any other provision, right or remedy on said occasion or the same or any other provision, right or remedy on any other occasion.

32.5. Entire Lease. The Lease contains the entire agreement between the parties regarding the subject matter of the Lease, and the Lease expressly supersedes all previous or contemporaneous agreements, understandings, representations or statements between the parties regarding those matters. It is mutually agreed and understood that there are no terms, conditions, covenants and/or warranties, either expressed and/or implied, other than those set forth in this Lease.

32.6. Severability. If any of the provisions of this Lease shall contravene the laws of any country, it is agreed that such invalidity or illegality shall not invalidate this Lease, but instead this Lease shall be construed as if it did not contain the provision(s) claimed or held to be invalid or illegal in the particular jurisdiction concerned, insofar as such construction does not materially affect the substance of this Lease, and the rights and obligations of the parties hereto shall be construed and enforced accordingly. In the event, however, that such claimed invalidity or illegality shall substantially alter the relationship between the parties hereto, materially affecting adversely the interest of either party in such jurisdiction, then the parties hereto shall negotiate an alternative provision not conflicting with such laws so as to maintain, to the degree reasonably possible, the business and economic benefits and liabilities as initially set forth herein. If such invalidity or illegality is such that it is not possible to reasonably restore the business and economic benefits and liabilities of the parties, then the party whose interests are adversely affected shall have the right to terminate only that portion of this Lease that is materially impacted by such invalidity or illegality.

32.7. No Third-Party Rights. Nothing in the Lease, express or implied, is intended to confer any rights or remedies under or by reason of this Lease upon any person, other than the Parties and their respective successors and assigns.

32.8. Headings. The Section headings set forth in this Lease are for convenience only and do not convey any substantive meaning or effect. Section headings shall not be used in interpreting any portion of this Lease.

32.9. Neutral Interpretation. This Lease constitutes the product of the negotiation of the parties hereto and in the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based on the source of the draftsmanship hereof.

32.10. Electronic Signature. The exchange of copies of this Lease and of signature pages by facsimile or similar electronic transmission shall constitute effective

execution and delivery of this Lease as to the parties hereto, and such facsimile or electronic signatures on such counterparts are deemed originals for all purposes.

32.11. Counterparts. This Lease may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original and all of which shall constitute but one and the same agreement.

32.12. Singular & Plural. All references in this Lease to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

32.13. Binding Upon Successors. The terms of this Lease shall be binding upon the direct or indirect successors or assigns of the parties.

32.14. No Assignment. This Lease, and the rights provided herein, may not be assigned by Cultivator without the prior written consent of the Consultant.

(SIGNATURES ON NEXT PAGE)

IN WITNESS WHEREOF, the Parties have caused this Cultivation Facility Lease to be executed by their duly authorized representatives as of the Effective Date.

LESSOR:

HYDROHAUS HOLDINGS (US), INC.

DocuSigned by:

By: ____________________
DDCF958D4D8C47E...
Richard Wong, Chief Financial Officer

TENANT:

PHARMHAUS (CALIFORNIA) LLC

DocuSigned by:

Hans Karl Dubec

By: ____________________
AA8D0F616229406...
Hans Karl Dubec, Manager

EXHIBIT A

Description of Premises